Exhibit 99.1
Press Release
NEWPORT CORPORATION ANNOUNCES NEW SHARE REPURCHASE PROGRAM
Irvine, California — May 30, 2008 — Newport Corporation (NASDAQ: NEWP) announced today that its Board of Directors has approved a share repurchase program authorizing the purchase of up to 4.0 million shares of the company’s common stock.
The new program replaces the company’s prior repurchase program, which was completed in the first quarter of 2008. The purchases under the new program are expected to be made in open market transactions, and the timing and amount of any such purchases will be determined by the company based on factors including the company’s share price, cash balances, expected cash requirements and general business and market conditions.
About Newport Corporation
Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research, microelectronics manufacturing, aerospace and defense/security, life and health sciences and precision industrial manufacturing markets. Newport’s innovative solutions leverage its expertise in high power semiconductor, solid-state and ultrafast lasers, photonics instrumentation, sub micron positioning systems, vibration isolation, optical subsystems and precision automation to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications. Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell Microcap Index.
SAFE HARBOR STATEMENT
This news release contains forward-looking statements that are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. As discussed in Newport’s Annual Report on Form 10-K for the year ended December 29, 2007, assumptions relating to the foregoing involve judgments and risks with respect to a number of matters, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Newport. Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved. Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Contact:
Newport Corporation
Charles F. Cargile
Senior Vice President, Chief Financial Officer and Treasurer
(949) 863-3144
E-mail: investor@newport.com
website: www.newport.com
Investor Relations
Dan Peoples
Makinson Cowell (US)
(858) 552-8146
E-mail: dan.peoples@makinson-cowell.com